Exhibit 99.1
Sadot Group Inc. Announces CEO Catia Jorge to Step Down
Company Names David Hanna, EVP of Sadot Canada, as Interim CEO
BURLESON, TX / ACCESS NEWSWIRE / May 8, 2025 / Sadot Group Inc. (Nasdaq: SDOT) ("Sadot Group", "Sadot" or the "Company"), an emerging player in the global food supply chain sector, announced today that Catia Jorge has submitted her voluntary resignation due to personal reasons as Chief Executive Officer. Ms. Jorge will remain with the Company as CEO through June 1, 2025.
The Company is pleased to announce that David Hanna, current Executive Vice President, Head of Sadot Canada Inc. will be named Interim CEO effective June 2, 2025.
Mr. Hanna has extensive experience including over two decades of senior management expertise in the global agri-food industry. Mr. Hanna’s career spans a number of large and medium growth agri-food and commodity businesses where he has held CEO, CFO and President positions with revenues ranging up to $500 million annually. He has been involved in establishing global operations on five continents, acquiring assets and companies, developing high performing export and trade teams, and financing, designing and executing numerous greenfield and brownfield building and development projects globally.
“In addition to his operational expertise in agri-food, David has extensive experience in M&A activities, public and private equity and debt financing, having been involved in transactions totaling over $1 billion,” stated Mark McKinney, Chairman of the Board of Sadot Group, Inc. “He also has been instrumental in bringing additional pet food processing capabilities to Sadot as recently announced.”
Mr. McKinney continued, “The Company would like to thank Catia Jorge for her time with the Company and appreciate the commitment to a smooth transition. We want to wish Catia well in her future endeavors.”
Mr. Hanna will remain the Interim CEO for a period of 90 days while the Company conducts a search for a new CEO.
About Sadot Group Inc.
Sadot Group Inc. has rapidly established itself as an emerging player in the global food supply chain. Sadot Group provides innovative and sustainable supply chain solutions that address the world's growing food security challenges.
Sadot Group currently operates within key verticals of the global food supply chain including global agri-commodity origination and trading operations for food/feed products such as soybean meal, wheat and corn, and farm operations producing grains and tree crops in Southern Africa.
Sadot Group connects producers and consumers across the globe, sourcing agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea and delivering to markets in Southeast Asia, China and the Middle East/North Africa region.
Sadot Group is headquartered in Burleson, Texas with subsidiary operations throughout the United States, Brazil, Canada, Colombia, India, Israel, Singapore, Ukraine, United Arab Emirates and Zambia. For more information, please visit www.sadotgroupinc.com.

Forward-Looking Statements
This press release may include "forward-looking statements" pursuant to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "should", "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Sadot Group, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.
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